Contact: Zhongpin, Inc.                      Crocker Coulson, President
         Yuanmei Ma                          Leslie Richardson, Financial Writer
         Phone: 86 010 828 61788             CCG Elite
                                             Phone: 310-231-8600


[GRAPHIC OMITTED]
     Zhongpin


FOR IMMEDIATE RELEASE

                     ZHONGPIN INC. ANNOUNCES CONFERENCE CALL
               TO DISCUSS FOURTH QUARTER AND 2006 YEAR END RESULTS

Changge City, Henan Province, PRC - March 20, 2007 - Zhongpin Inc. (OTC BB:
ZHNP) today announced that it will conduct a conference call at 9:00 a.m. Eastern Time on Friday, March 23, 2007 to discuss the fourth quarter and 2006 year end results.

Hosting the call will be Crocker Colson, President of CCG, joined by Mr. Xianfu Zhu, Chairman and Chief Executive Officer, Ms. Yuanmei Ma, Vice President and Chief Financial Officer and Mr. Baoke Ben, Executive Vice President. The Company plans to distribute its earnings announcement earlier that same day.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 866-800-8648. International callers should dial 617-614-2702. Callers from South China should dial 10 800 130 0399 and callers from Hong Kong should dial 800 96 3844. When prompted by the operator, mention Conference Passcode 23568010.

If you are unable to participate in the call at this time, a replay will be available on Friday, March 23 at 11:00 p.m. Eastern Time, through Wednesday, April 6, 2007. To access the replay dial 888-286-8010 and enter the conference passcode 23568010. International callers should dial 617-801-6888 and enter the same passcode 23568010.

The conference will be broadcast live over the Internet and can be accessed by all interested parties at Zhongpin's website at http://www.zpfood.com. To listen to the call please go to the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

ABOUT ZHONGPIN INC.

Zhongpin is a meat and food processing company that specializes in pork and pork products and vegetables and fruits, in the PRC. Its distribution network in the PRC spans more than twenty provinces and includes over 2,700 retail outlets. Zhongpin's export markets include European Union, Eastern Europe, Russia, Hong Kong, Japan, and South Korea. For more information, contact CCG Elite directly.


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Source: Zhongpin Inc.